Exhibit 99.2

RF Monolithics, Inc.

Farlin Halsey Script for Employee Conference Call: April 13, 2012

Slide 1—Title Slide:

Good morning. Today we are having a single employee meeting, so on the phone with us is our Duluth, GA office as well as our home-office based employees.

In addition, I will be speaking from a prepared script today and I’m sorry to say that I will not be able to take or answer questions.

Slide 2 – RFM Signed Definitive Agreement to be Acquired by Murata Electronics North America:

Today we announced that we have signed a definitive merger agreement to be acquired by Murata Electronics North America.

Slide 3 – Announcement Details:

The press release is available on-line and has been filed with the Securities and Exchange Commission, but for employees that have not yet read it, here is a summary:

•	The press release went out this morning detailing an all cash transaction, which includes: $1.78/share plus debt plus transaction costs

•

Murata’s primary interest is in access to medical and industrial markets and customers, an increase in technology and products in the wireless solutions area and the ability for a smaller entity to quickly adjust and build market share

•	The transaction is targeted to close in the third calendar quarter of 2012

Slide 4—Murata Americas Overview:

Murata Electronics North America is a wholly owned subsidiary of Murata Manufacturing Co., Ltd. Murata Manufacturing Company is a publicly traded company on the Tokyo exchange, with over 35,000 employees worldwide and 68 subsidiaries. The US headquarters, pictured here, are in Smyrna, GA, which is about 25 miles from our Duluth, GA office.

Slide 5 – Americas Network:

As the map shows, Murata Electronics North America has many offices in the Americas. Along with the previously mentioned Smyrna headquarters is a Rockmart, GA distribution center, the SyChip development center in Plano, TX as well as many sales offices.

Slide 6 – Murata Manufacturing Overview:

Based on 80 Yen per US Dollar, Murata Manufacturing’s total worldwide revenue was $ 7.725 Billion with Net income of $670 million for fiscal year 2011, which ended March 31st.

Slide 7 – Benefits to Murata:

Some of the primary benefits that Murata sees in an acquisition of RFM include:

•	Acquiring a company that is well known with very complementary technology and channels to market

•	Faster time to market through an acquisition of technology, customers and company resources versus organic growth

•	Combined with RFM, Murata can now offer broadest range of wireless solutions available in the market

•	Leverage RFM’s brand equity and relationships in the Medical and M2M markets

Slide 8 – Initial High-Level Integration Strategy:

Some of the initial comments that we have heard from Murata with respect to RFM’s operations and the consummation of the merger are:

•	Direction is to leverage synergies among Murata, SyChip and RFM

•	No anticipated change in RFM sales channels

•	RFM brand is intended to remain in place

Employee benefits are expected to be equivalent going forward, and the Dallas and Duluth office locations are expected to remain.

Slide 9 – Summary:

•	In summary, the transaction would include a premium over our stock’s recent trading price for RFM’s shareholders.

•	Going forward, it is business as usual at RFM

•	We must focus on this quarter and closing the next 7 weeks very strong

•	All continual improvement programs that are in the works should continue forward

Again, I cannot emphasize how important it is that we stay focused on the quarter and year, while the process moves ahead.

That concludes the presentation this morning and thank you very much for your time.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the intent, belief or current expectations of RF Monolithics, Inc., a Delaware corporation (the “Company”) and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,”

“intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” or similar expressions. Forward-looking statements involve assumptions, estimates, expectations, forecasts, goals, projections, risks and uncertainties. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the proposed merger transaction (the “Merger”), approval of that certain Agreement and Plan of Merger, dated as of April 12, 2012 among the Company, Murata Electronics North America, Inc., a Texas corporation (“Parent”), and Ryder Acquisition Company, Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement”) by the Company’s stockholders, the satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement, the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement, risks related to economic conditions as relate to the Company’s customer base, the collection of receivables from the Company’s customers who may be affected by economic conditions, the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of products, the Company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the Company’s products, changes in the Company’s level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for the Company’s products, product defects and returns, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in all filings made by the Company with the SEC subsequent to the filing of the Form 10-K. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. These risks, as well as other risks associated with the Merger, will be more fully disclosed in the proxy statement that will be filed with the SEC in connection with the Merger. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and the Company does not undertake any obligation to update or revise such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement with the SEC and will deliver the proxy statement to its stockholders. Investors and security holders are advised to read carefully and in their entirety the proxy statement and other relevant materials when they become available because such materials will contain important information about the Company and the proposed Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at Corporate Secretary, RF Monolithics, Inc., 4441 Sigma Road, Dallas, Texas 75244. The Company’s filings with the SEC are also available on our website at www.rfm.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation and their ownership of the Company’s common stock is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the preliminary and definitive proxy statement related to the proposed Merger, which will be filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its officers and directors in the proposed Merger by reading the proxy statement regarding the proposed Merger when it becomes available. Investors and security holders may obtain free copies of these documents from the Company using the contact information set forth above.